Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

 [ X ]  Preliminary Proxy Statement

 [   ]  Definitive Proxy Statement

 [   ]  Definitive Additional Materials

 [   ]  Soliciting Material Pursuant to Section 240.14a-11(c)
        or Section 240.14a-12

                              DT INDUSTRIES, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 BRUCE P. ERDEL
                     VICE PRESIDENT--FINANCE AND SECRETARY
           ----------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 [ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
        or 14a-6(j)(2).

 [   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

 [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)   Title of each class of securities to which transaction applies:

        (2)   Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

        (4)   Proposed maximum aggregate value of transaction:

        1 Set forth the amount on which the filing fee is calculated and state how it was determined.

 [   ]  Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)   Amount Previously Paid:

        (2)   Form, Schedule or Registration Statement No.:

        (3)   Filing Party:

        (4)   Date Filed:

                                                                PRELIMINARY COPY

                              DT INDUSTRIES, INC.
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Monday, November 11, 1996
                             ----------------------


To the Stockholders of
DT Industries, Inc.

     The Annual Meeting of Stockholders of DT Industries, Inc., a Delaware corporation (the "Company"), will be held at University Plaza, 333 John Q. Hammons Parkway, Springfield, Missouri 65806 on Monday, November 11, 1996, at 10:00 a.m., Central Standard Time, for the following purposes:

     (1) To approve or disapprove an amendment to the Company's Restated Certificate of Incorporation which would classify the Board of Directors into three classes of directors with staggered three-year terms;

     (2) To elect directors to serve for terms of one to three years respectively or until their successors are elected and qualified if the proposal to amend the Restated Certificate of Incorporation to provide for a classified Board of Directors is approved, and to provide that the same persons shall be elected for a term of one year if the proposal to amend the Restated Certificate of Incorporation is not approved;

     (3) To approve or disapprove the adoption of the Company's 1996 Long-Term Incentive Plan;

     (4) To ratify or reject the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending June 29, 1997; and

     (5)  To  transact  such  other business  as may  properly come  before  the
          meeting  or  any  adjournment  thereof,   according  to  the  proxies'
          discretion and in their discretion.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 16, 1996, are entitled to notice of and to vote at the meeting.


                                          Order of the Board of Directors,



                                          Bruce P. Erdel
                                          Vice President--Finance and Secretary

Springfield, Missouri
October 1, 1996



PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                              DT INDUSTRIES, INC.
                         Corporate Centre, Suite 2-300
                               1949 East Sunshine
                          Springfield, Missouri 65804

                             ----------------------


                                PROXY STATEMENT

                             ----------------------



                         ANNUAL MEETING OF STOCKHOLDERS
                           Monday, November 11, 1996

                             ---------------------


                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of DT Industries, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Central Standard Time, Monday, November 11, 1996, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at University Plaza, 333 John Q. Hammons Parkway, Springfield, Missouri 65806. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     This proxy material is first being sent to stockholders on or about October 1, 1996.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on September 16, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 9,009,250 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's Amended By-laws, all matters expected to be submitted for consideration at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting. All matters expected to be brought before the meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval.


                  APPROVAL OR DISAPPROVAL OF PROPOSAL TO AMEND
                   THE RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has unanimously approved and recommends that the stockholders adopt an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation which would divide the Company's Board of Directors into three approximately equal classes with staggered terms. The purpose of the Amendment is to promote continuity and stability in the Company's management and policies by making an attempted takeover of the Company more difficult. The proposed Amendment is not, however, in response to any effort of which the Company is aware to accumulate the Common Stock, or obtain control, of the Company. Rather, the Board of Directors wishes to protect stockholder investments in the Company by ensuring that unsolicited bidders will not be in a position to place undue pressure on the Board of Directors or stockholders of the Company and that the ability of the Board of Directors to negotiate with any potential acquirer is from the strongest practical position, which is in the interest of all stockholders. At present, the Board of Directors does not intend to propose further amendments to the Company's Restated Certificate of Incorporation or Amended By-laws that might affect attempts to take over or change control of the Company.

        The Company's Restated Certificate of Incorporation contains other provisions that may limit or prevent a change in control of the Company. Article 4 thereof provides that the authorized capital of the Company consists of 100,000,000 shares of Common Stock and 1,500,000 shares of preferred stock. The Board of Directors may issue, from time to time, Common Stock or one or more classes or series of preferred stock with such designations and preferences and voting and other rights as they deem appropriate without stockholder approval. The Board of Directors, by issuing such Common Stock or preferred stock, could adversely affect the voting power of the outstanding shares of Common Stock and discourage any attempt to gain control of the Company.

        To implement the classified Board of Directors, the Amendment would permit Class I, Class II and Class III directors initially to be elected at the 1996 Annual Meeting of Stockholders for terms of one year, two years and three years, respectively. If the Amendment is adopted, Class I directors elected at the 1996 Annual Meeting will hold office until the 1997 Annual Meeting; Class II directors elected at the 1996 Annual Meeting will hold office until the 1998 Annual Meeting; and Class III directors elected at the 1996 Annual Meeting will hold office until the 1999 Annual Meeting; and, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal. At each annual meeting commencing with the 1997 Annual Meeting, directors elected to succeed those in the class whose terms then expire will be elected for three-year terms so that the terms of one class of directors will expire each year. Thus, after 1996, stockholders will elect only one-third of the directors at each annual meeting. In addition, the Board of Directors may fill any vacancies which occur for the remainder of the term of the director who resigns.

        Delaware law provides that the certificate of incorporation of a corporation may provide that the directors be divided into one, two or three classes, the terms of the directors initially to be classified as follows: the first class to expire at the annual meeting next ensuing; the second class one year thereafter; and the third class two years thereafter and that at each annual election held after such classification, directors shall be elected for a full term. The Amendment is also consistent with the rules of The NASDAQ Stock Market on which the Company's Common Stock is traded.

        ADVANTAGES OF A CLASSIFIED BOARD. The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its stockholders because providing that directors will serve three-year terms rather than one-year terms increases the likelihood of continuity and stability in the policies formulated by the Board. While management has not experienced any problems with continuity in the past, it wishes to ensure that this experience will continue and believes that the staggered election of directors will promote continuity because only one-third of the directors will be subject to election each year.

        The Amendment would significantly extend the time required to make any change in control of the Board and will tend to discourage any hostile takeover bid for the Company. Presently, a change in control of the Board can be made by the holders of a majority of the outstanding stock of the Company at a single annual meeting. Under the proposed Amendment, it will take at least two annual meetings for such stockholders to make a change in control of the Board, since only a minority of the directors will be elected at each meeting. Staggered terms would also guarantee that approximately two-thirds of the directors, or more, at any one time have at least one year's experience as directors of the Company.

        DISADVANTAGES OF A CLASSIFIED BOARD. The Amendment will make it more difficult for stockholders to change the composition of the Board even if stockholders believe such a change would be desirable. Because of the additional time required to change control of the Board, the Amendment will also tend to perpetuate incumbent management. The Amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the bidder were to acquire a majority of the Company's outstanding stock; accordingly, it will tend to discourage certain tender offers, perhaps including some offers which stockholders might deem to be in their best interest. As a result, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. The Amendment could also discourage open market purchases by a potential takeover bidder. Such purchases could temporarily increase the market price of the Company's Common Stock, enabling stockholders to sell their shares at a price higher than that which would otherwise prevail. Finally, the Amendment could decrease the market price of the Company's Common Stock by making the stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops.

        For information regarding the nominees for election to the Board of Directors at the 1996 Annual Meeting and the class of directors in which each director will initially serve if the Amendment is adopted, see "Election of Directors" below.

        The  Board  of  Directors   recommends  voting  "FOR"  approval  of  the
Amendment.


                             ELECTION OF DIRECTORS

     The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his successor is elected and qualified. The Board currently consists of nine members. The stockholders will vote at the Annual Meeting for the election of nine directors. There are no family relationships among any directors or executive officers of the Company.

     If the proposal described under the heading "Approval or Disapproval of Proposal to Amend the Restated Certificate of Incorporation" is approved by the stockholders, the persons named in the enclosed proxy will vote for the election of the nominees for each class of the Board of Directors and for the respective terms designated below unless authority to vote is withheld. If the proposal is not adopted, the persons named in the enclosed proxy will vote for the election of such nominees for a one year term expiring at the 1997 Annual Meeting of Stockholders unless authority to vote is withheld.

     All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

     The following material contains information concerning the nominees for election as Directors.

NOMINEES FOR DIRECTORS

CLASS I (TERM OF OFFICE       AGE        PRINCIPAL OCCUPATION                 DIRECTOR SINCE
EXPIRES IN 1997)

James J. Kerley               73         Former Chairman of the Board of      July 1992
                                           Rohr, Inc., Chula Vista,
                                           California

Charles F. Pollnow            64         Chairman of the Board,               November 1995
                                           President and Chief Executive
                                           Officer of Brulin
                                           Corporation, Indianapolis,
                                           Indiana

Samuel A. Hamacher            44         Executive Vice President of          July 1992
                                           Harbour Group Industries,
                                           Inc., St. Louis, Missouri

CLASS II (TERM OF OFFICE      AGE        PRINCIPAL OCCUPATION                 DIRECTOR SINCE
EXPIRES IN 1998)

Stephen J. Gore               49         President and Chief Executive        February 1994
                                           Officer of the Company,
                                           Springfield, Missouri

Lee M. Liberman               75         Chairman Emeritus of Laclede         May 1994
                                           Gas Company, St. Louis,
                                           Missouri

Gregory A. Fox                34         Group President of Harbour Group     February 1994
                                           Industries, Inc., St. Louis,
                                             Missouri


NOMINEES FOR DIRECTORS

CLASS III (TERM OF OFFICE     AGE        PRINCIPAL OCCUPATION                 DIRECTOR SINCE
EXPIRES IN 1999)

William H.T. Bush             58         Chairman of the Board of Bush,       November 1995
                                           O'Donnell & Co., Inc.,
                                           St. Louis, Missouri and
                                           Chairman of the Board of
                                           National Auto & Casualty Co.,
                                           Pasadena, California

James C. Janning              49         Chairman of the Board of the         July 1992
                                           Company, Springfield,
                                           Missouri, President and Chief
                                           Operating Officer of Harbour
                                           Group Ltd., St. Louis, Missouri
                                           and President and Chief
                                           Executive Officer of Allied
                                           Healthcare Products, Inc.,
                                           St. Louis, Missouri

Donald E. Nickelson           63         Vice Chairman of Harbour Group       May 1994
                                           Industries, Inc., St. Louis,
                                           Missouri

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

     Mr. Kerley was elected a director of the Company in July 1992 pursuant to a prior agreement between the Company and Harbour Group Investments II, L.P. ("Investments L.P."), a private investment fund. Mr. Kerley served as the non-executive Chairman of the Board of Directors of Rohr, Inc. from January 1993 to December 1994 and served as its interim President and Chief Executive Officer from January 1993 to April 1993. Mr. Kerley retired from Emerson Electric Co. at the end of 1986 and has served on a number of boards of directors since that time. While active in industry, he was, at various times, the Chief Financial Officer of Emerson Electric Co., the Monsanto Company and TransWorld Airlines, Inc. He serves on the board of directors of Atlantic Coast Airlines and Borg Warner Automotive, Inc.

     Mr.  Pollnow  has been the  Chairman  of the  Board,  President  and  Chief
Executive Officer of Brulin Corporation, a manufacturer of healthcare, commercial and industrial products with headquarters in Indianapolis, Indiana, since November 1987.

     Mr. Hamacher has been the Executive Vice President of Harbour Group Industries, Inc. (a consulting firm which provides corporate development services primarily to affiliated manufacturing companies), in charge of corporate development since January 1992. From January 1988 to January 1992, he was the Vice President-Finance of Harbour Group Ltd. (a consulting firm which provides operations management services primarily to affiliated manufacturing companies). Mr. Hamacher has also served as a director of Allied Healthcare Products, Inc. since May 1992.

     Mr. Gore has been the President and Chief Executive Officer of the Company since June 1993. From May 1992 through May 1993, Mr. Gore was President of the Company and served as its Chief Financial Officer from October 1990 to August 1993. From January 1988 to September 1990, he served as Senior Vice President of Finance of Harris-Adacom Corp. (a multinational manufacturer of data communication products). Prior to that time, Mr. Gore, a certified public accountant, served as Chief Financial Officer of Techamerica Group, Inc. (a manufacturer of veterinary pharmaceuticals). He received Bachelor of Science degrees in Accounting and Computer Science from Missouri Western College and a Masters of Business Administration from Rockhurst College.

     Mr. Liberman has served as Chairman Emeritus of, and a consultant to, Laclede Gas Company, a natural gas utility, since January 1994. From 1976 to January 1994, he served as Chairman of the Board and a director of Laclede Gas Company and, from 1974 to August 1991, as its Chief Executive Officer. Mr. Liberman has served as a director of CPI Corporation since 1975, Falcon Products since 1982 and Furniture Brands International since 1985.

     Mr. Fox has been Group President of Harbour Group Industries, Inc. since November 1995. From October 1993 to November 1995, he served as Group Vice President--Components Group of the Company, and President of Detroit Tool Metal Products Co., a subsidiary of the Company, from October 1994 to November 1995. From July

1992 to October 1993, he served as a division president of the Company, having primary responsibility for the Peer operation. From August 1990 to July 1992, he served as operations manager for Harbour Group Ltd.

     Mr. Bush has been Chairman of the Board of Bush, O'Donnell & Co., Inc., an investment advisory and merchant banking firm located in St. Louis, Missouri since 1986. Mr. Bush has also been Chairman of the Board of National Auto & Casualty Insurance Co. located in Pasadena, California since 1996. Mr. Bush is also a director of Mississippi Valley Bancshares, Inc., Search Financial Services, Inc. located in Dallas, Texas, INTRAV, Inc., a travel services company located in St. Louis, Missouri, Rite Choice Managed Care, Inc., a healthcare provider located in St. Louis, Missouri, and Search Capital Group, Inc., a consumer finance company located in Dallas, Texas.

     Mr. Janning has served as Chairman of the Board of Directors of the Company since May 1993. Mr. Janning has been the President of Harbour Group Ltd. since January 1992, its Chief Operating Officer since August 1988 and has served as Group President of Harbour Group Ltd. from May 1988 to January 1992. Mr. Janning has also served as Group President of Harbour Group II Management Co. ("Harbour Group") (the general partner of Investments L.P.) and as President of HGM III Co. (the general partner of a private investment fund) since January 1990 and December 1993, respectively. In addition, Mr. Janning holds various executive positions with operating companies owned by affiliates of Harbour Group Industries, Inc. He has also served as a director of Allied Healthcare Products, Inc. (a manufacturer of medical gas and respiratory therapy equipment) since 1992 and as its President and Chief Executive Officer from July 1993 to August 1994 and since May 1996 and served as a director of Greenfield Industries, Inc. (a manufacturer of cutting tools) since 1987.

     Mr. Nickelson has served as Vice Chairman of Harbour Group Industries, Inc. since 1991. From 1988 to 1990, he served as President of PaineWebber Group, Inc., an investment banking and brokerage firm. Mr. Nickelson has served as a director of PaineWebber Group, Inc. from 1980 to 1993, as a director of Corporate Property Associates 10 and Corporate Property Associates 11, two public real estate investment trusts located in New York, New York, since 1990 and 1991, respectively, as a director of Allied Healthcare Products, Inc. since May 1992, and as a director and Chairman of the Board of Directors of Greenfield Industries, Inc. since August 1993. He also has served as a director of Sugen, Inc. since 1993, as a trustee of Mainstay Fund Group since 1995, and as a director of Sedgwick James of New York since 1996.

BOARD MEETINGS-COMMITTEES OF THE BOARD

     The Board of Directors met five times during the fiscal year ended June 30, 1996. The Board of Directors presently maintains an Executive Committee, a Compensation and Options Committee, an Audit Committee and a Nominating Committee.

     The Executive Committee consists of Messrs. Gore, Hamacher, Janning, Nickelson and Liberman and exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee met one time during the fiscal year ended June 30, 1996.

     The Compensation and Options Committee consists of Messrs. Janning, Hamacher, Kerley and Bush and reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and administers the Company's Retirement Income Saving Plan, Cafeteria Benefit Plan and incentive compensation bonus and stock option plans in effect from time to time, unless otherwise specified in such plan. The Compensation and Options Committee met four times during the fiscal year ended June 30, 1996.

     The Audit Committee consists of Messrs. Liberman, Kerley and Pollnow and recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee met five times during the fiscal year ended June 30, 1996.

     The Nominating Committee consists of Messrs. Nickelson, Fox and Liberman and recommends nominees for election to the Board of Directors. The Nominating Committee met one time during the fiscal year ended June 30, 1996. The
Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 1997 if such nominations are submitted in writing to the Company's headquarters, Attention: Nominating Committee, no later than June 3, 1997.

     During the fiscal year ended June 30, 1996, no director attended fewer than 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served); except that Mr. Kerley missed a Board meeting and two committee meetings which were held on the same day.


                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of September 16, 1996 by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. The Common Stock constitutes the only class of equity securities outstanding.

                                                         SHARES OF             PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                   COMMON STOCK        OUTSTANDING SHARES
Peer Investors L.P. (1)(4)
7701 Forsyth Boulevard
St. Louis, Missouri  63105                             2,861,594           31.8%

Harbour Group Investments II, L.P. (2)(4)
7701 Forsyth Boulevard
St. Louis, Missouri  63105                                46,350              *

Harbour Group II Management Co. (3)(4)
7701 Forsyth Boulevard
St. Louis, Missouri  63105                               202,837            2.3

NBD Bancorp, Inc. (5)
611 Woodward Avenue
Detroit, Michigan  48226                                 686,000            7.6

Dimensional Fund Advisors (6)
1299 Ocean Avenue
Santa Monica, California  90401                          474,000            5.3

- -------------

*    Less than 1.0%.

(1) Peer Investors L.P. ("Peer L.P.") is a Delaware limited partnership whose general partner is Fox HG II Companies Investments L.P. ("Fox HGII"), a Delaware limited partnership of which Sam Fox is the general partner.

(2) Investments L.P. is a Delaware limited partnership whose general partner is Harbour Group, a Missouri corporation controlled by Sam Fox. Harbour Group has a 1% interest in Investments L.P. Investments L.P. was organized to make subordinated debt and equity investments in certain operating companies controlled by Harbour Group and its affiliates. Its limited partners consist mainly of institutional investors.

(3)  Excludes shares owned by Investments L.P.

(4) Peer L.P., Investments L.P. and Harbour Group are under the common control of Sam Fox. An additional 36,194 shares of Company Common Stock are owned by Fox HGII, and an additional 90,000 shares are owned by Fox Family Foundation, a foundation of which Sam Fox is a trustee. Consequently, Sam Fox may be construed as the beneficial owner of 3,236,975 shares (or 35.9% of the outstanding shares).

(5)  Information based on a filing of Form 13G filed in February 1996.

(6)  Information based on a filing of Form 13F filed as of June 1996.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINESS

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of September 16, 1996 by each director and director nominee of the Company, by each of the executive officers listed in the Summary Compensation Table ("Named Executive Officers"), and by all directors and executive officers of the Company as a group.

                                                        SHARES OF              PERCENT OF
NAME OF BENEFICIAL OWNER                               COMMON STOCK        OUTSTANDING SHARES
James C. Janning (1)(2)                                 93,750             1.0%
Stephen J. Gore (3)                                     82,287             *
William H.T. Bush                                        2,000             *
Bruce P. Erdel (4)                                       30612             *
Gregory A. Fox (1)(5)                                    58848             *
Samuel A. Hamacher (1)(6)                                 5961             *
James J. Kerley(6)                                        7500             *
Lee M. Liberman (6)(7)                                    5000             *
Donald E. Nickelson (1)(6)                                4912             *
Charles F. Pollnow                                       1,000             *
                                                       -------             ---
All directors, director nominees and
executive officers as a group (10 persons)             291,920             3.2%
                                                       =======             ====

- -------------

*    Less than 1.0%.

(1) Excludes shares owned by Peer L.P., Harbour Group and Investments L.P. Each of these individuals is an officer and/or director of affiliates of Peer L.P., Harbour Group and/or Investments L.P. and each such person disclaims beneficial ownership of shares beneficially owned by Peer L.P., Harbour Group and Investments L.P.

(2) Excludes 1,000 shares owned by Mr. Janning's spouse, as to which shares Mr. Janning disclaims beneficial ownership. Includes 3,750 shares issuable pursuant to options granted under the Directors Nonqualified Stock Option Plan which have become exercisable.

(3) Includes 14,687 shares issuable pursuant to options granted under the 1994 Employee Stock Option Plan which have become exercisable.

(4) Includes 7,312 shares issuable pursuant to options granted under the 1994 Employee Stock Option Plan which have become exercisable.

(5) Includes 5,000 shares issuable pursuant to options granted under the 1994 Employee Stock Option Plan which have become exercisable.

(6) Includes 2,500 shares issuable pursuant to options granted under the 1994 Directors Nonqualified Stock Option Plan which have become exercisable.

(7) Excludes 1,500 shares owned by J & L Investments, a partnership in which Mr. Liberman holds a 50% interest, as to which shares Mr. Liberman disclaims beneficial ownership.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of
Directors:

NAME                               AGE       POSITION(S)
Stephen J. Gore                    49        President and Chief Executive Officer (1)

Bruce P. Erdel                     36        Vice President--Finance and Secretary (2)

- -------------

(1)  See information under "Election of Directors."

(2) Mr. Erdel has been the Vice President--Finance of the Company since August 1993 and Secretary since February 1994. From February 1989 to August 1993, he was the Director of Accounting of Harbour Group Ltd. From 1987 to 1989, he served as Corporate Controller of Burks Pumps, Inc. (a pump manufacturer). Prior to that time, Mr. Erdel, a certified public accountant, served with Price Waterhouse. He received a Bachelor of Science degree in Accounting from Northeast Missouri State University.


                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years ended June 26, 1994, June 25, 1995, and June 30, 1996 to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the fiscal year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE
                                                                        LONG-TERM
                                   ANNUAL COMPENSATION                 COMPENSATION
                         -----------------------------------------     ------------
                                                                       OTHER ANNUAL       STOCK OPTION
     NAME AND                                                          COMPENSATION          AWARDS             ALL OTHER
PRINCIPAL POSITION       YEAR      SALARY ($)(1)      BONUS ($)        ($)(3)(4)           (In Shares)        COMPENSATION ($)(5)
Stephen J. Gore
  President and
  Chief Executive        1996      $280,816           $224,000         $15,000             31,050            $6,581
  Officer                1995       244,038             87,500          12,563             12,000             7,462
                         1994       168,461            145,061 (2)          --            117,500             7,862

Bruce P. Erdel*
  Vice President--
  Finance and            1996      $139,712           $ 89,600         $5,500               8,100            $6,381
  Secretary              1995       116,923             33,600          3,477               6,000             6,708
                         1994        75,625             72,531 (2)         --              47,500             3,519

- -------------

*    Mr. Erdel joined the Company in August 1993.

(1) Includes amounts deferred under the 401(k) feature of the Company's Retirement Income Savings Plan.

(2)  Includes  special  bonuses paid in fiscal
     1994 to Mr. Gore and Mr. Erdel of $50,000 and $25,000, respectively, in connection with the successful initial public offering of the Company's common stock.

(3) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives (i.e. lease value of vehicles, life insurance premium, etc.).

(4) The amount shown represents a bonus accrued to reimburse the interest cost on a promissory note used to purchase certain shares of the Common Stock.

(5)  Reflects Company contributions under the Retirement Income Savings Plan.

     EMPLOYMENT  AGREEMENTS  AND  TERMINATION  OF  EMPLOYMENT   AGREEMENTS.   On
September 19, 1990, the Company entered into an employment agreement with Stephen J. Gore, pursuant to which Mr. Gore is employed by the

Company. The employment agreement provides that if Mr. Gore's employment is terminated or his salary or job responsibility becomes significantly reduced for any reason other than (i) death, (ii) voluntary termination or (iii) cause, he will be entitled to receive a severance payment equal to seventy-five percent (75%) of his salary. The Stockholder Agreements between the Company and each of the Named Executive Officers also contain provisions for payments to such Named Executive Officers, under certain circumstances, following the termination of their employment with the Company. See "Certain Transactions--Agreements with Existing Stockholders."

OPTIONS

     The following table sets forth information concerning options granted during the fiscal year ended June 30, 1996 under the Company's stock option plans to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR
                         INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------------------
               NUMBER OF       PERCENTAGE OF                                          POTENTIAL REALIZED VALUE AT
               SECURITIES      TOTAL OPTIONS                                            ASSUMED ANNUAL RATES OF
               UNDERLYING       GRANTED TO                                              STOCK APPRECIATION FOR
                OPTIONS        EMPLOYEES IN         PER SHARE         EXPIRATION            OPTION TERM (3)
NAME           GRANTED (1)    FISCAL 1996 (2)     EXERCISE PRICE         DATE          5%             10%

Stephen J.
Gore           31,050         14.2%               $13.625             10/30/05       $266,058       $674,242

Bruce P.
Erdel           8,100          3.7%               $13.625             10/30/05       $ 69,407       $175,890

- -------------

(1) Represents options granted pursuant to the 1994 Employee Stock Option Plan with an exercise price equal to the market price on the date of grant. Options become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of such date.

(2) Options to purchase a total of 219,000 shares were granted to employees under the Company's 1994 Employee Stock Option Plan in fiscal 1996, the purpose of which is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company.

(3) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not in any way represent the Company's estimate or projection of future stock prices.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers named in the Summary Compensation Table above as of June 30, 1996.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES
                                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED,
                                                              UNDERLYING UNEXERCISED                 IN-THE-MONEY
                      SHARES ACQUIRED                               OPTIONS AT                         OPTIONS AT
NAME                    ON EXERCISE     VALUE REALIZED            JUNE 30, 1996                      JUNE 30, 1996
                                                            EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
Stephen J. Gore       --                --                  12,500         59,375              $80,550        $360,544

Bruce P. Erdel        --                --                   6,250         29,688               32,850         146,713

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Hamacher and Kerley were appointed as members of the Compensation and Options Committee upon its formation in March 1994. In June 1994 and November 1995, respectively, Messrs. Janning and Bush were added as new members to such committee. Mr. Janning was indebted to the Company during the last fiscal year, as evidenced by certain promissory notes, in an amount in excess of $60,000, and received a bonus in the amount of the interest cost of such notes plus all federal and state income taxes applicable to such payments pursuant to an agreement with the Company. See "Certain Transactions -- Agreements with Existing Stockholders."

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is entitled to receive an annual fee of $10,000 for his services as a director and additional fees of $750 for attendance at each meeting of the full Board of Directors and $350 for attendance at each meeting of committees of the Board of Directors. Directors are also entitled to reimbursement for their expenses incurred in attending meetings.

     DIRECTORS STOCK OPTION PLAN. The Company maintains a 1994 Directors Non-Qualified Stock Option Plan (the "Directors Stock Option Plan") which provides for the granting of options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock.

     The Directors Stock Option Plan is administered by a Directors Stock Option Committee of two or more members of the Board of Directors. Directors who have been granted an option under the Directors Stock Option Plan during the twelve-month period preceding appointment to the committee are not eligible to serve on such committee, and no option may be granted to a director while serving on the committee.

     Options granted or to be granted under the Directors Stock Option Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the Directors Stock Option Plan expire ten years from the date of grant.

     Options granted or to be granted under the Directors Stock Option Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as set forth in the Directors Stock Option Plan or as determined by the Directors Stock Option Committee. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Directors Stock Option Committee may permit.

     The Directors Stock Option Plan by its express terms provides for the grant of options thereunder to each eligible director serving on the date of the Company's initial public offering with respect to 10,000 shares of Common Stock, and an additional option to the Chairman of the Board of Directors (provided he is an eligible director) with respect to 5,000 shares of Common Stock, in each case at the initial public offering price. In addition, the Directors Stock Option Plan provides for the grant of options to each person first becoming an eligible director subsequent to the date of the Company's initial public offering with respect to 10,000 shares of Common Stock and the grant of an additional option to each person first becoming Chairman of the Board subsequent to such date (provided he is an eligible director) with respect to 5,000 shares of Common Stock, in each case at the fair market value on the date of grant. On November 10, 1995, Messrs. Bush and Pollnow were granted options with respect to 10,000 shares of Common Stock , respectively, with an exercise price per share of $13.50.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company's Restated Certificate of Incorporation limits the liability of directors for money damages, and the Company's Amended By-laws provide for the indemnification of the Company's directors and officers, to the full extent permitted by the Delaware General Corporation Law.

BOARD  COMPENSATION  AND OPTIONS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Options Committee (the "Committee"), whose purpose is to administer the Company's executive compensation policies, is composed entirely of non-employee members of the Board of Directors and reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer, other senior executives and certain key employees whose annual base salary exceeds $100,000. In addition to the delegated authority in areas of compensation, the Committee administers the Company's stock option plans and agreements and approves grants to be made in connection therewith.

     In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer, all other executive officers and certain other key officers, sets overall policy and considers in general the basis of the levels of compensation of other key employees.

     POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the compensation program, the compensation process should provide for enhancement of shareholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of stock options.

     BASE SALARY. As a general principle, base salaries for the chief executive officer, as well as other executive officers of the Company, are determined by comparing salary data for similar positions in companies that match the Company's size in sales and earnings. Near the end of fiscal year 1994, the Committee commissioned a study, performed by an independent employee benefits consulting firm, to evaluate executive compensation at companies comparable to the Company. The results of this study were considered by the Committee in setting target compensation, composed of base salary and bonus, for the executive officers of the Company, including the chief executive officer for the 1996 fiscal year. An updated version of this study was prepared at the end of fiscal 1996 and utilized in setting compensation for the chief executive officer and other executive officers for the 1997 fiscal year. Target compensation for each of the Company's executive officers is generally equal to the median amount in the salary survey for the corresponding position. The Committee anticipates that it will periodically use updated versions of these studies or other independent studies or salary surveys of companies comparable to the Company as a component in the determination of base salary for executive officers. In addition, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt, personal performance, and position in the salary study or survey range. The Committee approves base salary adjustments for the Named Executive Officers, including the chief executive officer. Minimum compensation levels and severance arrangements for the current chief executive officer were established by a September 1990 agreement approved by the board of directors of the Company's predecessor. Compensation established for the chief executive officer by the Committee has exceeded such minimum levels.

     CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer is predicated on the financial performance of the Company and an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing shareholder value. Bonuses are calculated first, by reviewing corporate performance and determining, based on such performance, what percentage of the target compensation discussed above each of the executive officers, including the chief executive officer, should receive; and second, by reviewing previously established individual goals for each executive officer. Corporate performance and individual goals each comprise a pre-set percentage of annual cash incentive compensation.

     STOCK-BASED INCENTIVES. The Company's 1994 Employee Stock Option Plan is a long-term incentive program for the chief executive officer, other executive officers and certain other key employees. The basic objective of this plan is the specific and solid alignment of executive and shareholder interests by forging a direct relationship between this element of compensation and the shareholders' level of return. This program represents a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

     Under the 1994 Employee Stock Option Plan, approved by the stockholders, stock option grants are approved from time to time by the Committee. Generally, the Committee attempts to reflect the optionee's potential impact on corporate financial and operational performance in the award of stock options. Stock options were also granted to the chief executive officer and chief financial officer during fiscal 1996 in order to make their overall compensation packages competitive with other companies comparable to the Company. Stock options granted under the plan during have an exercise price equal to the market price of the Common Stock on the date of grant, expire after ten years, and, after two years, vest 25% annually.


                                             Compensation and Options Committee

                                             Samuel A. Hamacher, Chairman
                                             James C. Janning
                                             James J. Kerley
                                             William H.T. Bush

PERFORMANCE GRAPH

     The following table presents the cumulative return for the Company, the Nasdaq Market Value Index and an index comprised of five companies traded on various exchanges and in the over-the-counter market which the Company believes to present a representative peer group of the Company. The Nasdaq and the peer group data have been provided by Media General Financial Services, Inc., Richmond, Virginia, without independent verification by the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS


                              [Performance Graph]


                      04/15/94   06/30/94   09/30/94   12/30/94   03/31/95   06/30/95   09/29/95   12/29/95   03/29/96   06/28/96
DT INDUSTRIES, INC.   100.00     109.71     104.49      75.01      83.91      82.29       96.45      94.84     134.55     128.52
PEER GROUP            100.00      78.25      92.82      82.74      86.89      98.40      110.59      98.49     106.36      96.48
BROAD MARKET          100.00      98.29     103.52     101.44     104.44     114.25      127.30     126.28     132.11     141.90

     Companies in the Self-Determined Peer Group:  CINCINNATI MILACRON, INC.
                                                   GIDDINGS & LEWIS, INC.
                                                   GLEASON CORP.
                                                   MONARCH MACHINE TOOL COMPANY
                                                   NEWCOR, INC.

A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the quarterly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.   The index level of all series was set to 100.0 on 4/15/94.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended June 30, 1996.


                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

     The Company is party to an Operations Consulting and Advisory Services Agreement dated February 10, 1994 (the "HGL Services Agreement") with Harbour Group Ltd. ("HGL"), pursuant to which HGL provides management consulting services to the Company for a one year term, which term automatically renews from year to year until terminated by the Company or HGL upon 30 days' written notice. HGL is an affiliate of Peer L.P., Investments L.P. and Harbour Group. Under the HGL Services Agreement, the Company compensates HGL for management consulting services at HGL's approximate costs incurred in performing such services. The Company is also party to a Corporate Development Consulting and Advisory Services Agreement (the "HGI Services Agreement") dated February 10, 1994 with Harbour Group Industries, Inc. ("HGI") pursuant to which HGI provides corporate development services to the Company for a one year term, which term automatically renews from year to year until terminated by the Company or HGI upon 30 days' written notice. HGI is an affiliate of Peer L.P., Investments L.P. and Harbour Group. Under the HGI Services Agreement, the Company compensates HGI for corporate development services by paying an annual fee equal to the greater of $100,000 or HGI's approximate costs incurred in performing such services, plus a transaction fee equal to an amount which ranges from 2.5% of the first $1 million of the purchase price to 0.5% of the portion of the purchase price in excess of $4 million for each completed acquisition or disposition by the Company in which HGI performs services during the term of the HGI Services Agreement, subject to a minimum fee per transaction of $125,000.

     The terms of the HGL Services Agreement were determined by HGL and the Company to preserve the historical arrangement between the Company and HGL whereby HGL provided the Company with management consulting and advisory services at approximate cost. The terms of the HGI Services Agreement were determined in part to reimburse HGI for the estimated approximate annual cost of HGI personnel engaged in performing services for the Company thereunder and in part with reference to customary formulas utilized by financial advisors for providing acquisition and/or divestiture-related services. The Company believes that the rate agreed to by the Company and HGI is less than the rate customarily charged by other financial advisory service providers. Charges totaling $285,000 and $783,000 were paid by the Company to HGL and HGI, respectively, during the fiscal year ended June 30, 1996.

     Until April 1994, the Company had been included in an insurance program maintained by HGL providing workers compensation and employer's liability, general liability and automobile liability and physical damage insurance coverage for all companies controlled by Harbour Group or its affiliates. The insurance program utilized a retrospective rating plan and automatic premium adjustment plan, which provide for calculations of the premiums for the insurance program based on the application of rating formulae to actual incurred losses and reserves for future losses which required adjustment of the premiums retrospectively. In connection with this program, the Company entered into an Insurance Agreement with HGL pursuant to which it agreed to reimburse HGL, and HGL agreed to reimburse the Company, for their respective pro rata shares of any retrospective premium adjustment. The Company continues to participate in an insurance program providing umbrella and excess coverages to the Company and certain other companies controlled or advised by HGL.

     The Company believes that each of the related party transactions described herein was on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

AGREEMENTS WITH EXISTING STOCKHOLDERS

     Prior to 1994, Stephen J. Gore, Bruce P. Erdel, Gregory Fox and James C. Janning, together with certain other members of the management of the Company, acquired shares of Common Stock at prices determined by the Board of Directors of the Company, and the purchase price therefor was paid partly in cash and partly by delivery of promissory notes payable to the Company secured by all or some portion of the purchased shares. Such notes have a ten-year maturity, bear interest at fixed rates of interest from 5.84% to 6.28% per annum and are payable interest only annually, with one principal payment at maturity. In connection with such promissory notes, the Company agreed to pay annual bonuses to such stockholders in amounts equal to the annual interest payments on the notes plus all federal and state income taxes applicable to such payments. In connection with the purchase of his shares of the Common Stock, each such stockholder entered into an agreement with the Company and Peer L.P., which agreements were amended in connection with the Company's initial public offering (as amended, the "Stockholder Agreements"). The Stockholder Agreements provide for, among other things, restrictions on transfer of shares of the Common Stock owned by such stockholder, a right to acquire additional securities of the Company in order to maintain the stockholder's percentage of equity interest in the Company in certain circumstances and "tag-along" and "drag-along" rights in the event of certain sales of the Common Stock by Peer L.P. The transfer restrictions of the Stockholder Agreements, which are subject to modification or waiver by the Company, generally prohibited the sale of 50% of such shares of Common Stock until April 15, 1996, and an aggregate 65% of such shares until October 15, 1995. A pro rata portion of the indebtedness originally incurred to purchase such shares must be repaid in connection with any permitted sale of such Common Stock by such stockholder. The transfer restrictions of the Stockholder Agreements are in addition to any other restrictions on the sale or transfer of such shares imposed under applicable law. Certain of the Stockholder Agreements, including the Stockholder Agreements of Messrs. Gore, Erdel and Fox, also contain provisions concerning noncompetition and confidentiality applicable to such stockholders and provisions for payments to such stockholders, under certain circumstances, following the termination of their employment with the Company. In the event of a termination of any such stockholder's employment by the Company without cause or his voluntary resignation within 60 days of a substantial reduction in his duties, responsibilities or compensation, the Stockholder Agreements provide for payment of up to one year's base salary to such executive.

     During the fiscal year ended June 30, 1996, the following executive officers and directors had promissory notes in excess of $60,000 outstanding to the Company:

                                                   BALANCE OUTSTANDING
                                             -------------------------------
                                             HIGHEST DURING      AT JUNE 30,     INTEREST
SHAREHOLDER         POSITION                  FISCAL 1996           1996           RATE        DUE DATE
Stephen J. Gore     President & Chief
                       Executive
                       Officer,
                       Director              $ 84,600            $ 84,600        6.28%          9/30/03

James C. Janning    Director                  112,800             112,800        6.28           9/30/03

Gregory A. Fox      Director                   66,600              66,600        5.84          11/30/03

REGISTRATION RIGHTS

     Pursuant to a registration rights agreement between the Company and Peer L.P., Investments L.P. and Harbour Group (the "Registration Rights Agreement"), Peer L.P., Investments L.P., Harbour Group and such of their respective permitted transferees as may be deemed to be affiliates of the Company have rights to demand registration under the Securities Act of its or their shares of the Company's Common Stock. In addition, in the event the Company proposes to register any of its securities under the Securities Act, such persons (or their permitted transferees) will have rights, subject to certain exceptions and limitations, to have the shares of the Company's capital stock then owned by them included in such registration statement. The Company has agreed that, in the event of any registration of securities owned by such person (or a permitted transferee) in accordance with the provisions thereof, it will indemnify such person, and certain related persons, against liabilities incurred in connection with such registration, including liabilities arising under the Securities Act.

     The registration rights described above are subject to certain limitations intended to prevent undue interference with the Company's ability to distribute securities, including the provision that demand registration rights may not be exercised within 90 days after the effective date of the Company's most recent registration statement.


                    APPROVAL OR DISAPPROVAL OF THE COMPANY'S
                         1996 LONG-TERM INCENTIVE PLAN

TERMS OF THE INCENTIVE PLAN

     On September 18, 1996, the Board of Directors of the Company adopted the 1996 Long-Term Incentive Plan (the "Plan"), subject to stockholder approval prior to June 29, 1997. The Plan will become effective on the date of its approval by the shareholders. The Plan is intended to promote the interests of the Company and its stockholders by attracting and retaining exceptional executive personnel and other key employees of the Company and its subsidiaries, motivating such employees by means of stock options and performance-related incentives to achieve long-range performance goals, and enabling such employees to participate in the long-term growth and financial success of the Company. The Plan will be administered by a committee (the "Incentive Plan Committee") of the Board of Directors consisting solely of two or more directors who are "non-employee directors" as defined in Rule 16b-3 under the Exchange Act and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

     The Plan provides for the granting of four types of awards on a stand alone, combination, or tandem basis, specifically, nonqualified stock options, incentive stock options, restricted shares and performance stock awards. The Plan provides for the granting of up to a total of 600,000 shares of Common Stock, provided that the total number of shares with respect to which awards are granted in any one year may not exceed 100,000 shares to any individual employee and 200,000 shares in the aggregate, and the total number of shares with respect to which grants of restricted and performance stock awards are made in any year shall not exceed 50,000 shares to any individual employee and 100,000 shares in the aggregate (subject, in each case, to adjustment in the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or other such change). As of the date hereof, approximately 200 employees are eligible to participate in the Plan. No payments or contributions are required to be made by the employees who participate in the Plan other than the payment of any purchase price upon the exercise of a stock option. As of September 18, 1994, the market value of the Common Stock which may be issued under the Plan was $32.00 per share.

     A stock option award grants the right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, and subject to such other terms and conditions, all as the Incentive Plan Committee may determine; provided that the exercise price of any stock option shall not be less than 100% of the fair market value of the Common Stock on the date of grant of the award. An incentive stock option award granted pursuant to the Plan is an award in the form of a stock option which complies with the requirements of
Section 422 of the Code or any successor Section as it may be amended from time to time. All other stock option awards granted under the Plan are nonqualified stock options. The exercise price of all stock option awards under the Plan is payable, at the Incentive Plan Committee's discretion, in cash, in shares of already owned Common Stock of the Company, in any combination of cash and shares, or any other method deemed appropriate by the Incentive Plan Committee. Each option grant may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.

     A grant of restricted shares pursuant to the Plan is a transfer of shares of Common Stock, subject to such restrictions, if any, on transfer or other incidents of ownership, for such periods of time as the Incentive Plan Committee may determine. The certificates representing the restricted shares shall be held by the Company as escrow agent until the end of the applicable period of restriction, during which the shares may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, except as otherwise provided in the Plan. However, during the period of restriction, the recipient of restricted shares will be entitled to vote the restricted shares and to retain cash dividends paid thereon.

     A performance stock award is a right granted to an employee to receive restricted shares that are not issued to the employee until after the satisfaction of the performance goals during a performance period. A performance stock award is earned by the employee over a time period determined by the Incentive Plan Committee on the basis of performance goals established by the Incentive Plan Committee at the time of grant. Performance goals established by the Incentive Plan Committee may be based on one or more the following criteria: earnings or earnings growth; earnings per share; return on equity, assets, capital employed or investment; revenues or revenue growth; gross profit; gross margin; operating profit; operating margin; operating cash flow; stock price appreciation and total shareholder return. If the performance goals set by the Incentive Plan Committee are not met, no restricted shares shall be issued pursuant to the performance stock award. To be entitled to receive a performance stock award, an employee must remain in the employment of the Company or its subsidiaries through the end of the performance period, but the Incentive Plan Committee may provide for exceptions to this requirement as it deems equitable in its sole discretion.

     In the event of a change of control of the Company, the following may, in the sole discretion of the Incentive Plan Committee, occur with respect to the employee awards outstanding: (i) automatic lapse of all restrictions and acceleration of any time periods relating to the exercise or vesting of stock options and restricted shares so that awards may be immediately exercised or vested; and automatic satisfaction of performance goals on a pro rata basis with respect to the number of restricted shares issuable pursuant to a performance stock award so that such pro rata or other portion of such restricted shares may be immediately vested; (ii) upon exercise of a stock option during the 60-day period after the date of a change of control, the participant exercising the stock option may, in lieu of the receipt of Common Stock, elect by written notice to the Company to receive a cash amount equal to the excess of the aggregate value of the shares of Common Stock covered by the stock option, over the aggregate exercise price of the stock option; (iii) following a change of control, if a participant's employment terminates for any reason other than retirement or death, any stock options held by the participant may be exercised until the earlier of three months after the termination of employment or the expiration date of such stock option; and (iv) all awards become non-cancelable.

     Except as otherwise provided in the Plan, the Board may at any time terminate, and, from time to time, amend or modify the Plan. Any such action of the Board may be taken without the approval of the Company's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation. Furthermore, no amendment, modification, or termination of the Plan shall adversely affect any awards already granted to a participant without his or her consent. No amendment or modification of the Plan may change any performance goal, or increase the benefits payable for the achievement of a performance goal, once established for a performance stock award.

FEDERAL INCOME TAX CONSEQUENCES OF GRANTS UNDER THE PLAN

     The following discussion generally summarizes the Federal income tax consequences to participants who may receive grants of awards under the Plan.

     NONQUALIFIED STOCK OPTIONS. For Federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option under the Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of the Company's Common Stock on the date of such exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

     The Company generally is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

     INCENTIVE STOCK OPTIONS. No taxable income generally is realized by the participant for Federal income tax purposes upon the grant or exercise of an incentive stock option. If shares of the Company's Common Stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to a participant, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

     If shares of the Company's Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in the amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Any further gain or loss realized will be taxed as capital gain or loss, which will be long-term or short-term depending on whether the shares were held for more than one year, and will not result in any deduction by the Company.

     If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.

     RESTRICTED SHARES; PERFORMANCE STOCK AWARDS. Awards of restricted shares generally will not result in taxable income to the employee for Federal income tax purposes at the time of grant. A recipient of restricted shares generally will receive compensation subject to tax at ordinary income rates on the fair market value of the Company's Common Stock at the time the restricted shares are no longer subject to forfeiture. However, a recipient who so elects under
Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted shares as if such shares were unrestricted and could be sold immediately. If the restricted shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires and the tax basis will be equal to the fair market value of the restricted shares on the date the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the restricted shares on the date of the grant as if such shares were then unrestricted and could be sold immediately.

     The award of a performance stock award generally will not result in taxable income to the employee for Federal income tax purposes at the time of grant. A recipient of a performance stock award generally will be subject to tax at the same time and in the same manner as applicable to recipients of restricted shares as described above.

     The Company is generally entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant in the same amount as the participant is considered to have realized compensation with respect to restricted shares or a performance stock award.

     LIMITS ON DEDUCTIONS. Under Section 162(m) of the Code, the amount of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

     The Company has structured the Plan so that any compensation for which the Company may claim a deduction in connection with the exercise of nonqualified stock options, the disposition by an optionee of shares acquired upon the exercise of incentive stock options and the lapse of restrictions on restricted shares received pursuant to performance stock awards is intended to be performance-based within the meaning of Section 162(m) of the Code. All other awards under the Plan are not performance-based and therefore any amounts for which the Company may claim a deduction will be subject to the limitations on deductibility in Section 162(m) of the Code.

     Information contained herein relating to the Plan is qualified in its entirety by reference to such plan, which is attached to this Proxy Statement as Exhibit A.

     The Board of Directors recommends voting "FOR" approval of the Plan.


                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse LLP to be the independent auditors of the Company for the year ending June 29, 1997.

     A representative of Price Waterhouse LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions. The Board of Directors recommends voting "FOR" approval and ratification of such selection.


                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, telegraph or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.


                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     The rules of the SEC currently provide that stockholder proposals for the 1997 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 1996 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 1997 Annual Meeting.


                             FINANCIAL INFORMATION

     The Company's Annual Report for the fiscal year ended June 30, 1996 is being mailed to stockholders on or about the date of mailing this Proxy Statement. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY RECORD OR BENEFICIAL SHAREHOLDER AS OF SEPTEMBER 16, 1996, WHO SO REQUEST IN WRITING, A COPY OF SUCH ANNUAL REPORT OR THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE DIRECTED TO DT INDUSTRIES, INC., CORPORATE CENTRE, SUITE 2-300, 1949 EAST SUNSHINE, SPRINGFIELD, MISSOURI 65804,
ATTENTION:  BRUCE P. ERDEL.


                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,


                                          Bruce P. Erdel
                                          Vice President--Finance and Secretary

October 1, 1996

                                                                       EXHIBIT A


                               DT INDUSTRIES, INC.
                          1996 LONG-TERM INCENTIVE PLAN

1.    ADOPTION AND PURPOSE

DT Industries, Inc. (the "Company") hereby adopts this 1996 Long-Term Incentive Plan dated September 18, 1996 (the "Plan"). The purposes of the Plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries (as defined below); (b) motivating such employees by means of performance-related incentives to achieve long-range performance goals; and
(c) enabling such employees to participate in the long-term growth and financial success of the Company.

2.    DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

"Award" means, individually or collectively, a grant under this Plan of Options or Restricted Shares or a Performance Stock Award. The issuance of Restricted Shares pursuant to a Performance Stock Award shall not be a new Award under this Plan.

"Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

"Board" means the Board of Directors of the Company.

"Change of Control" shall have the meaning specified in Section 12(b).

"Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Committee" means a committee appointed by the Board, each member of which shall be a "Non-Employee Director" within the meaning of

Rule 16b-3 under the Exchange Act and shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall be composed of at least two (2) such directors.

"Common Stock" means the common stock of the Company.

"Company" means DT INDUSTRIES, INC., a Delaware corporation headquartered in Springfield, Missouri.

"Effective Date" means the effective date of this Plan as defined in Section 17.

"Employee" means a key employee of the Company or a Subsidiary.

"Employee Award" means an Award to an Employee under this Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Fair Market Value" means the closing price of the Common Stock as reported on the NASDAQ "National Market" on the relevant valuation date or, if there were no Common Stock transactions on the valuation date, on the next preceding date on which there were Common Stock transactions.

"Incentive Stock Option" has the meaning specified in Section 6(b).

"Negative Discretion" means other factors to be applied by the Committee in reducing the number of Restricted Shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of the Company and its shareholders.

"Participant" means an Employee who has been granted an Award under this Plan.

"Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; earnings per share; return on equity, assets, capital employed or investment; revenues or revenue growth; gross profit; gross margin; operating profit; operating margin; operating cash flow; stock price appreciation and total shareholder return. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, Subsidiary or other unit in which the Employee works, or may be based on the performance of the Company generally.

"Performance Period" means the period of time designated by the Committee applicable to a Performance Stock Award during which the Performance Goals shall be measured.

"Performance Stock Award" shall have the meaning specified in Section 6(d).

"Plan" means this DT INDUSTRIES, INC. 1996 Long-Term Incentive Plan.

"Plan Year" means an annual period coinciding with the Company's fiscal year.

"Reporting Person" means an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

"Restricted Shares" have the meaning specified in Section 6(c).

"Securities Act" means the Securities Act of 1933, as amended. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Stock Option" has the meaning specified in Section 6(a).

"Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3. ELIGIBILITY

Any Employee selected by the Committee is eligible to receive an Employee Award.

4. PLAN ADMINISTRATION

(a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

(b) The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) with respect to Reporting Persons, or (ii) in any way which would jeopardize this Plan's qualification under Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

(c) All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to Section 4(b) shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

(a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 10, (i) the total number of shares of Common Stock with respect to which Awards may be granted under this Plan may not exceed 600,000 shares, (ii) the total number of shares of Common Stock with respect to which Awards may be granted in any Plan Year may not exceed 200,000 shares and (iii) the total number of Restricted Shares with respect to which Awards may be granted in any Plan Year shall not exceed 100,000 shares.

(b) Subject to adjustment in accordance with Section 10, and subject to Section 5(a), (i) the total number of shares of Common Stock with respect to which Awards may be granted in any Plan Year to any Employee shall not exceed 100,000 shares and (ii) the total number of Restricted Shares with respect to which Awards may be granted in any Plan Year to any Employee shall not exceed 50,000 shares.

(c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, the grant of an Award of Restricted Shares or a Performance Stock Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award.

(d) Subject to clauses (ii) and (iii) of Section 5(a) and subject to Section 5(b), there shall again be available for Awards under this Plan, all of the following: (i) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expire unexercised during preceding Plan Years; and (ii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

6. EMPLOYEE AWARDS UNDER THIS PLAN

Subject to the provisions of this Plan, the Committee shall have the sole and complete authority to determine the Employees to whom Awards shall be granted and the type, terms and conditions of such Awards. As the Committee may determine, the following types of Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis:

(a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, and subject to such other terms and conditions, all as the Committee may determine; provided that the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

(b) Incentive Stock Option. An award in the form of a Stock Option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

(c) Restricted Shares. A transfer of shares of Common Stock to a Participant, subject to such restrictions, if any, on transfer or other incidents of ownership, for such periods of time (with respect to each Award, a "Restriction Period") as the Committee may determine. The stock certificate or certificates representing Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant will have the right to vote such Restricted Shares, to receive and retain all dividends and distributions paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares; except, that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) any such dividends and distributions paid in shares of Common Stock shall constitute Restricted Shares and be subject to all of the same restrictions during the Restriction Period as the Restricted Shares with respect to which they were paid; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares.

(d) Performance Stock Awards. A right, granted to an Employee, to receive Restricted Shares (as defined in Section 6(c) hereof) that are not to be issued to the Employee until after the satisfaction of the Performance Goals during a Performance Period.

7. PERFORMANCE STOCK AWARDS.

(a) Administration. Performance Stock Awards may be granted to Employees either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Employees to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of Restricted Shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded and the terms and conditions of the Performance Stock Award in addition to those contained in this
Section 7.

(b) Payment of Award. During or after the end of a Performance Period, the financial performance of the Company during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no Restricted Shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of Restricted Shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of Restricted Shares to be issued under a Performance Stock Award.

(c) Requirement of Employment. To be entitled to receive a Performance Stock Award, an Employee must remain in the employment of the Company or its Subsidiaries through the end of the Performance Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

8. OTHER TERMS AND CONDITIONS

(a) Assignability. No Stock Option or Performance Stock Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, Stock Options shall be exercisable only by such Participant.

(b) Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement.

(c) Rights As A Shareholder. Except as otherwise provided in this Plan or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant is the holder of record of such shares.

(d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

(f) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. Subject to the requirements of Rule 16b-3 of the Exchange Act, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by
(i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, or (ii) delivering to the Company shares of Common Stock then owned by the Participant. The amount of the withholding obligation satisfied by shares of Common Stock withheld or delivered shall be the Fair Market Value of such shares determined as of the date that the taxes are required to be withheld.

(g) Restrictions On Sale and Exercise. If and to the extent required to comply with rules promulgated under Section 16 of the Exchange Act, (i) no Award providing for exercise, a vesting period, a Restriction Period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the Participant for at least six months from the date of grant, and
(ii) shares of Common Stock acquired pursuant to an Award granted under this Plan may not be sold or otherwise disposed of for at least six months after the date of the grant of the Award.

(h) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges (including the Nasdaq Stock Market) upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(i) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise then under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(j) Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(k) Legends. In addition to any legend contemplated by Section 6(c), each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

(l) Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

(m) Designation of Beneficiaries. If permitted by the Committee, a Participant may designate a beneficiary or beneficiaries in the event of the death of the Participant and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Participant.

9. AMENDMENTS

(a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

(b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant. No amendment or modification of this Plan may change any Performance Goal, or increase the benefits payable for achievement of a Performance Goal, once established for a Performance Stock Award.

10. RECAPITALIZATION

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change.
Any such adjustment may provide for the elimination of fractional shares.

11. NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

12. CHANGE OF CONTROL

(a) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following may, in the sole discretion of the Committee (as constituted prior to the occurrence of the Change of Control), occur with respect to any and all Employee Awards outstanding as of such Change of Control:

(i) automatic lapse of all restrictions and acceleration of any time periods relating to the exercise or vesting of Stock Options and Restricted Shares so that such Awards may be immediately exercised or vested in full on or before the relevant date fixed in the Award Agreement; and automatic satisfaction of Performance Goals on a pro rata basis with respect to the maximum number of Restricted Shares issuable pursuant to a Performance Stock Award, or on such other basis as set forth in the Award Agreement, so that such pro rata or other portion of such Restricted Shares may be immediately vested;

(ii) upon exercise of a Stock Option (including an Incentive Stock Option) during the 60-day period from and after the date of a Change of Control, the Participant exercising the Stock Option may in lieu of the receipt of Common Stock upon the exercise of the Stock Option, elect by written notice to the Company to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Stock Option or portion thereof surrendered determined on the date the Stock Option is exercised, over the aggregate exercise price of the Stock Option. As used in this Section 12(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition);

(iii) following a Change of Control, if a Participant's employment terminates for any reason other than retirement or death, any Stock Options held by such Participant may be exercised by such Participant until the earlier of three months after the termination of employment or the expiration date of such Stock Options; and

(iv) all Awards become non-cancellable.

(b) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 25 or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

(ii) individuals who constitute the Board as of the Effective Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

13. GOVERNING LAW

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Delaware.

14. CAPTIONS

Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

15. RESERVATION OF SHARES

The Company, during the term of the Plan, will at all times reserve and keep available the number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company's counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

16. SAVINGS CLAUSE

This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants. All Awards of Stock Options and Performance Stock Awards are intended to comply with Section 162(m) of the Code.

17. EFFECTIVE DATE AND TERM

The effective date (the "Effective Date") of this Plan shall be the date of its approval by the Company's shareholders. If such approval is not obtained on or before June 29, 1997, this Plan shall terminate on such date. No new Awards shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

                                                                PRELIMINARY COPY


                                     [Logo]






                                October 1, 1996



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the University Plaza, 333 John Q. Hammons Parkway, Springfield, Missouri 65806 at 10:00 a.m., Central Standard Time, on Monday, November 11, 1996. Enclosed you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and promptly return the enclosed proxy form.

     We hope that you will attend and look forward to seeing you there.




     James C. Janning                    Stephen J. Gore
     Chairman of the Board               President and Chief Executive Officer

                                                                PRELIMINARY COPY


                              DT INDUSTRIES, INC.
                                     PROXY



                        Annual Meeting November 11, 1996

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of DT Industries, Inc. (the "Company"), each dated October 1, 1996, and the Annual Report for the Fiscal Year ended June 30, 1996, and appoints BRUCE P. ERDEL and GREGORY D. WILSON, or either of them, with full power to act alone, the proxies and true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, on behalf and in the name of the undersigned to vote all shares of stock of said Company which the undersigned is entitled to vote at the 1996 Annual Meeting of the Stockholders of the Company to be held at University Plaza, 333 John Q. Hammons Parkway, Springfield, Missouri 65806, on November 11, 1996, at 10:00 a.m. and at any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner:

     (1) To approve or disapprove an amendment to the Company's Restated Certificate of Incorporation which would classify the Board of Directors into three classes of directors with staggered three-year terms.
                          [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

     (2) To elect the following nominees as Directors of the Company to serve for terms of one to three years respectively or until their successors are elected and qualified if the proposal to amend the Restated
          Certificate of Incorporation to provide for a classified Board of Directors is approved, and to provide that the same persons shall be elected for a term of one year if the proposal to amend the Restated Certificate of Incorporation is not approved:

          [  ] FOR all nominees listed      [  ] WITHHOLD AUTHORITY to vote for
               below (except as marked           all nominees listed below
               to the contrary below)

                   Class I (Term of Office Expires in 1997):
          James J. Kerley, Charles F. Pollnow, and Samuel A. Hamacher

                   Class II (Term of Office Expires in 1998):
              Stephen J. Gore, Lee M. Liberman, and Gregory A. Fox

                  Class III (Term of Office Expires in 1999):
          William H.T. Bush, James C. Janning, and Donald E. Nickelson

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.
- --------------------------------------------------------------------------------
     (3) To approve or disapprove the adoption of the Company's 1996 Long-Term Incentive Plan.
                          [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

     (4) To ratify or reject the appointment of Price Waterhouse LLP as independent auditors for the Company for the fiscal year ending June 29, 1997.

                          [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

     (5)  To transact  such  other  business  as may  properly  come  before the
          meeting  or  any  adjournment  thereof,   according  to  the  proxies'
          discretion, and in their discretion.

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted "FOR" Proposal 1, "FOR" all nominees listed in Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4, and in the discretion of the proxies on such other business as may properly come before the meeting.


                                       [  ] Please mark this box  if you plan to
                                            attend the meeting.




                                       Dated                              , 1996

                                       -----------------------------------------

                                       -----------------------------------------
                                       Please  date  and  sign  exactly  as your
                                       name(s) appears on the stock certificate.
                                       If shares are held by joint tenants, both
                                       should sign.  When  signing  as attorney,
                                       executor,   administrator,   trustee   or
                                       guardian, please give full title as such.
                                       If  a  corporation,  please sign  in full
                                       corporate  name  by  president  or  other
                                       authorized  officer.  If  a  partnership,
                                       please  sign   in  partnership  name   by
                                       authorized person. This proxy votes all shares held in all capacities unless specified.


   (YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY)